UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2024

REVIVA PHARMACEUTICALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38634	85-4306526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10080 N Wolfe Road, Suite SW3-200, Cupertino, CA		95014
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 501-8881

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RVPH	Nasdaq Capital Market
Warrants to purchase one share of Common Stock	RVPHW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

As described under Proposal 5 of Item 5.07 of this Current Report on Form 8-K, on December 10, 2024, Reviva Pharmaceuticals Holdings, Inc. (the “Company”) held its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) at which, among other matters of business acted upon, the Company’s stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to increase the Company’s authorized shares of common stock, par value $0.0001 per share (the “Common Stock”), from 115,000,000 to 315,000,000 (the “Certificate of Amendment”).

On December 10, 2024, the Company filed the Certificate of Amendment with the Secretary of State of the State of Delaware and such amendment became effective immediately. The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 10, 2024, the Company held the Annual Meeting. The stockholders of the Company acted upon the following proposals at the Annual Meeting: (1) the election of directors, (2) the ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024, (3) the approval, on an advisory basis, of the executive compensation of the Company’s named executive officers, (4) the vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation, and (5) the approval of the Certificate of Amendment to increase the Company’s authorized shares of Common Stock from 115,000,000 to 315,000,000 (“Proposal 5”). As there were sufficient votes at the time of the Annual Meeting to approve Proposal 5, Proposal 6 (as defined below) was unnecessary and such adjournment proposal was not submitted to the stockholders for approval at the Annual Meeting, as further described below.

The final voting results were as follows:

1. The election of each of Laxminarayan Bhat, Parag Saxena, Richard Margolin, Purav Patel and Les Funtleyder as directors to hold office for a term of one year, until their successor is duly elected and qualified or they are otherwise unable to complete their term. The votes were cast for this matter as follows:

		Votes	Broker Non-
Nominees	Votes For	Withheld	Votes
Laxminarayan Bhat	6,877,403	4,896,145	10,762,193
Parag Saxena	6,861,061	4,912,487	10,762,193
Richard Margolin	6,938,763	4,834,785	10,762,193
Purav Patel	6,661,134	5,112,414	10,762,193
Les Funtleyder	6,949,314	4,824,234	10,762,193

2. The proposal to ratify the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024, was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
20,763,405	1,728,672	43,664	N/A

3. The proposal to approve, on an advisory basis, the executive compensation of the Company’s named executive officers was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
6,720,274	4,946,403	106,871	10,762,193

4. The votes were cast as follows with respect to the proposal to vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
7,112,520	600,244	847,253	3,213,531	10,762,193

The Board of Directors of the Company (the “Board”) has considered the outcome of this advisory vote on how often the Company will conduct an advisory vote on executive compensation and has determined, as was recommended with respect to this proposal by the Board in the Proxy Statement for the Annual Meeting, that the Company will conduct future advisory votes on executive compensation every year until the occurrence of the next vote on how often the Company will conduct an advisory vote on executive compensation. The next vote, on an advisory basis, on how often the Company will conduct an advisory vote on executive compensation is required to occur no later than the Company’s 2030 Annual Meeting of Stockholders.

5. The proposal to approve the Certificate of Amendment to increase the Company’s authorized shares of Common Stock from 115,000,000 to 315,000,000 was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
15,559,792	6,654,265	321,684	N/A

6. In connection with the Annual Meeting, the Company also solicited proxies with respect to a proposal to approve an adjournment of the Annual Meeting, if necessary, to solicit additional proxies in the event that the number of shares of Common Stock present or represented by proxy at the Annual Meeting and voting “FOR” the adoption of Proposal 5 were insufficient to approve Proposal 5 (“Proposal 6”).

As there were sufficient votes at the time of the Annual Meeting to approve Proposal 5, Proposal 6 was unnecessary and such proposal was not submitted to the stockholders for approval at the Annual Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Reviva Pharmaceuticals Holdings, Inc., dated December 10, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVIVA PHARMACEUTICALS HOLDINGS, INC.

Date: December 12, 2024	By:	/s/ Narayan Prabhu
Narayan Prabhu
Chief Financial Officer